CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266153 on Form S-6 of our report dated August 24, 2022, relating to the financial statement of FT 10260, comprising Richard Bernstein Advisors Tactical Series, American Industrial Renaissance(R), 2022-2, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 24, 2022